    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1998

                                                      REGISTRATION NO. 333-
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                             ----------------------------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------------

                               HORIZON PHARMACIES, INC.
               (Exact name of registrant as specified in its charter)


                DELAWARE                                      75-2441557
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                         Identification No.)

                               275 W. PRINCETON DRIVE
                               PRINCETON, TEXAS 75407
                                    (972) 736-2424
            (Address, including zip code, of Principal Executive Offices)


                   HORIZON PHARMACIES, INC. 1998 STOCK OPTION PLAN
                               (Full title of the plan)

                                                     Copies to:
                                                     ----------
      HORIZON PHARMACIES, INC.                     DOUGLAS A. BRANCH, ESQ.
      275 W. PRINCETON DRIVE            PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.
      PRINCETON, TEXAS 75407                  12TH FLOOR, ONE LEADERSHIP SQUARE
    TELEPHONE: (972) 736-2424                          211 N. ROBINSON
(Name, address, including zip code,             OKLAHOMA CITY, OKLAHOMA 73102
 and telephone number, including                  TELEPHONE: (405) 235-4100
 area code, of agent for service)

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                                                    PROPOSED         PROPOSED
                                   AMOUNT           MAXIMUM          MAXIMUM
     TITLE OF SECURITIES            TO BE        OFFERING PRICE     AGGREGATE         AMOUNT OF
      TO BE REGISTERED           REGISTERED(1)     PER SHARE      OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value   450,000 shares      $8.25          $3,712,500        $1,096.00
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, there are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.

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

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     HORIZON Pharmacies, Inc. (the "Registrant") will send or give to all participants in the HORIZON Pharmacies, Inc. 1998 Stock Option Plan (the "Plan") the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by HORIZON Pharmacies, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's annual report filed pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended December 31, 1997 dated April 15, 1998 which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1998 and June 30, 1998, Current Reports on Forms 8-K dated (date of earliest event reported) January 1, 1998, January 29, 1998, February 28, 1998, May 30, 1998, June 16, 1998, July 2, 1998, July 24, 1998,
July 31, 1998 and August 6, 1998, and Current Reports on Forms 8-K/A dated (date of earliest event reported) May 30, 1998 and July 2, 1998;

     (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 21, 1997, and Form 8-A/A filed with the Commission on June 10, 1997, including any amendment to such registration statement or report filed for the purpose of updating such description; and

     (d) All documents, reports and definitive proxy statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, which are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates the termination of the offering made hereby.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Bylaws of the Registrant provide that directors and officers of the Registrant may be indemnified by the Registrant for acts taken by such persons while acting in their capacities as officers or directors of the Registrant to the extent that any such acts were taken in good faith and the officer or director reasonably believed the acts to be in or not opposed to the best interests of the Registrant, and, with respect to criminal action or proceedings, the officer or director had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following are exhibits to the Form S-8 Registration Statement.


Exhibit No.                           Name of Exhibit
-----------                           ---------------
   4.1         Form of Stock Certificate, incorporated by reference to Exhibit
               4.1 to the Registrant's Registration Statement on Form S-3
               (No. 333-61987) as filed with the Commission on August 21, 1998.

   4.2 HORIZON Pharmacies, Inc. 1998 Stock Option Plan (filed electronically herewith);

   5.1 Opinion of Phillips McFall McCaffrey McVay & Murrah, P.C. (filed electronically herewith);

  23.1         Consent of Ernst & Young LLP. (filed electronically herewith);

  23.2 Consent of Phillips McFall McCaffrey McVay & Murrah, P.C.(filed electronically herewith);

  24.1         Power of Attorney (included as part of the Signature Page).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
     (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, Texas, on this 2nd day of September, 1998.

                                     HORIZON PHARMACIES, INC.


                                     By: /s/ Ricky D. McCord
                                        ---------------------------------------
                                           Ricky D. McCord, President and Chief
                                           Executive Officer


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Ricky D. McCord as his true and lawful attorney-in-fact and agent, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendment to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

               SIGNATURE                            TITLE                      DATE
               ---------                            -----                      ----
       /s/ Ricky D. McCord
------------------------------------------ Chairman of the Board of      September 2, 1998
          Ricky D. McCord                  Directors, Chief Operating
    PRINCIPAL EXECUTIVE OFFICER            Officer and President

       /s/  John N. Stogner
------------------------------------------  Chief Financial Officer,     September 2, 1998
          John N. Stogner                   Treasurer
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

 /s/ Charlie K. Herr
------------------------------------------  Director                     September 2, 1998
 Charlie K. Herr

 /s/ Michael F. Loy
------------------------------------------  Director                     September 2, 1998
 Michael F. Loy

 /s/ Robert D. Mueller
------------------------------------------  Director                     September 2, 1998
 Robert D. Mueller

 /s/ Sy S. Shahid
------------------------------------------  Director                     September 2, 1998
 Sy S. Shahid

 /s/ Phillip H. Yeilding
------------------------------------------  Director                     September 2, 1998
 Phillip H. Yeilding


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